UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 08, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================


Item 1.01   Entry into a Material Definitive Agreement

On July 8, 2005, we entered into an agreement with Brooks, Houghton & Company, Inc. to assist us in seeking a buyer or strategic partner for the Lac Dore deposit. We have agreed to pay Brooks, Houghton a retainer of $100,000 which will become payable at the time that we raise at least $2 million of equity capital. We have also agreed to pay Brooks, Houghton a maximum of 5% of the value of any transaction. Upon the execution of a binding agreement for the sale of the Lac Dore mining deposit, we will issue warrants to Brooks, Houghton for the purchase of 200,000 shares of our common stock for each $10 million of the transaction value The warrants will have a five year term and will have an exercise price of 105% of the price per share of our common stock on the date the warrant is issued. We have also agreed to grant Brooks, Houghton "piggyback" registration rights regarding the shares underlying the warrants. The engagement is effective for a period of nine months, during which time Brooks, Houghton will be our exclusive financial advisor for the sale of the Lac Dore mining deposit.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: July 8, 2005

By: /s/Donald C. Harms
---------------------------
      Donald C. Harms
      Secretary